UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2009
Henry Schein, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 8.01 Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On November 29, 2009, Henry Schein, Inc. (the “Company”) and certain of its subsidiaries entered into an Omnibus Agreement (the “Omnibus Agreement”) with Butler Animal Health Holding Company LLC, a Delaware limited liability company (“Butler Holding”), Butler Animal Health Supply, LLC, a Delaware limited liability company and wholly owned subsidiary of Butler Holding (“BAHS”), Oak Hill Capital Partners II, L.P., a Delaware limited partnership (“OHCP”), Oak Hill Capital Management Partners II, L.P., a Delaware limited partnership (“OHCM” and together with OHCP, “Oak Hill”), W.A. Butler Company, an Ohio corporation, Darby Group Companies, Inc., a New York corporation, Burns Veterinary Supply, Inc., a New York corporation (“Burns”), and certain other persons party thereto.
     Under the terms of the Omnibus Agreement, the Company and certain of its subsidiaries will contribute certain assets and liabilities related to the Company’s United States animal health business to BAHS and pay approximately $55 million in cash to acquire 50.1% of the equity interests in Butler Holding indirectly through Winslow Acquisition Company (“MergerSub”), a holding company that will be jointly owned with OHCP. As part of a recapitalization at closing, BAHS will incur approximately $300 million in debt, which will be reflected on the consolidated balance sheet of the Company. The owners of BAHS will receive a total of approximately $155 million in cash from the transaction with the Company and the recapitalization.
     The Omnibus Agreement contains customary representations, warranties and covenants. Subject to certain limitations, each party has also agreed to indemnify the other parties for breaches of representations, warranties and covenants and other specified matters. The closing of the proposed transactions is subject to certain closing conditions, including BAHS refinancing its existing credit facility. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired.
     In connection with the closing, the Company is required to enter into separate put rights agreements (the “Put Rights Agreements”) with each of Oak Hill and Burns that will provide them with certain rights to require the Company to purchase their direct and indirect ownership interests in Butler Holding (“Put Rights”). Oak Hill can exercise its Put Rights from and after the earlier of (a) the first anniversary of the closing and (b) a change of control of the Company. Except in connection with a change of control prior to the first anniversary of the closing (in which case there will not be any maximum), the Company’s maximum payment to Oak Hill under the Put Rights Agreement will not exceed $125 million for the first year during which Oak Hill can exercise its rights, $137.5 million for the second year and $150 million for the third year and for each year thereafter. Burns can exercise its Put Rights from and after the fifth anniversary of the closing, at which time Burns will be permitted to sell to the Company up to 20% of its closing date ownership interest in Butler Holding. If Oak Hill still owns ownership interests in Butler Holding at the time the Burns Put Rights begin, then the put amount to Oak Hill and Burns in any year will not exceed $150 million in the aggregate. The value of the Butler Holding ownership interests to be sold in connection with the exercise of the Put Rights will be determined either by the parties’ mutual agreement, by a third party investment bank or, if the securities are listed or quoted on NASDAQ or NYSE, the value will be determined using the closing sale price of the securities.
     The foregoing description of the Omnibus Agreement and the Put Rights Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Omnibus Agreement and the forms of Put Rights Agreements attached as exhibits thereto, which are filed as Exhibit 10.1 hereto and are incorporated herein by reference. The Omnibus Agreement is attached as an exhibit hereto to provide you with information regarding the terms of the transaction described therein and is not intended to provide you with any other factual information or disclosure about the Company or any of its subsidiaries. The representations and warranties and covenants contained in the Omnibus Agreement were made for the purposes of such agreements and as of a specific date, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties, including being qualified by disclosure schedules made for the purposes of allocating contractual risk between the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Omnibus Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. Investors are not third party beneficiaries under the Omnibus Agreement and, in light of the foregoing reasons, should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company or its subsidiaries.
Item 8.01 Regulation FD Disclosure.
     On November 30, 2009, the Company issued a press release announcing the entry into the Omnibus Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits
(d)	Exhibits:
10.1	Omnibus Agreement, dated November 29, 2009, by and among Henry Schein, Inc., National Logistics Services, LLC, Winslow Acquisition Company, Butler Animal Health Holding Company LLC, Butler Animal Health Supply, LLC, Oak Hill Capital Partners II, L.P., Oak Hill Capital Management Partners II, L.P., W.A. Butler Company, Burns Veterinary Supply, Inc., and certain other persons party thereto.

99.1	Press Release entitled “Henry Schein Animal Health and Butler Animal Health Will Combine to Form the Leading Supplier to U.S. Companion Animal Veterinarians” issued by Henry Schein, Inc. on November 30, 2009.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC. (Registrant)
Date: November 30, 2009	By:	/s/ Michael S. Ettinger
Michael S. Ettinger
Senior Vice President and General Counsel

EXHIBIT INDEX
     Exhibit
10.1	Omnibus Agreement, dated November 29, 2009, by and among Henry Schein, Inc., National Logistics Services, LLC, Winslow Acquisition Company, Butler Animal Health Holding Company LLC, Butler Animal Health Supply, LLC, Oak Hill Capital Partners II, L.P., Oak Hill Capital Management Partners II, L.P., W.A. Butler Company, Burns Veterinary Supply, Inc., and certain other persons party thereto.

99.1	Press Release entitled “Henry Schein Animal Health and Butler Animal Health Will Combine to Form the Leading Supplier to U.S. Companion Animal Veterinarians” issued by Henry Schein, Inc. on November 30, 2009.